THIS SECURITY AGREEMENT IS SUBJECT TO THE INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER __, 2005 (THE "INTERCREDITOR AGREEMENT"), AMONG COHANZICK CREDIT OPPORTUNITIES MASTER FUND, LTD., AS AGENT, AND THE OTHER PARTIES THERETO UNDER WHICH THIS AGREEMENT AND THE OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE LENDERS AS DEFINED THEREIN.


                               SECURITY AGREEMENT

To:      Ahab Partners, L.P., as Agent
         c/o Ahab Capital Management Inc.
         299 Park Avenue
         New York, NY  10171

         Gentlemen:

      1. To secure the payment of all Obligations (as hereafter defined), we hereby grant to you, for your benefit and for the ratable benefit of lenders (as hereinafter defined) a second continuing security interest behind the Senior Indebtedness (as defined in the Intercreditor Agreement) in all of the following property now owned or at any time hereafter acquired by us, or in which we now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, tradestyles, patents and copyrights in which we now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. For the purposes hereof, Collateral shall not include and we are not granting a security interest in the property described in Schedule 1 hereto.

      2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by us to Ahab Partners, L.P. and Ahab International, Ltd. (collectively, the "Lenders") and all loans, advances, extensions of credit, endorsements, guaranties, benefits and/or financial accommodations heretofore or hereafter made, granted or extended by the Lenders to us or which the Lenders have or will become obligated to make, grant or extend to us or for our account and any and all interest, charges and/or expenses heretofore or hereafter owing by us to the Lenders and any and all renewals or extensions of any of the foregoing, direct or indirect, absolute or contingent, liquidated or unliquidated, arising out of that certain Loan Agreement and Promissory Notes dated as of October ___, 2005 made by us in favor of the Lenders in the original principal amounts of $310,000 and $380,000 (as each may be amended, modified and supplemented from time to time, collectively, the "Notes") copies of which are attached hereto as Exhibit 2 hereto.

      3. We hereby represent, warrant and covenant to you that: (a) we are a company validly existing, in good standing and formed under the laws of the State of Florida and we will provide you thirty days prior written notice of any change in our state of formation; (b) our legal name is "SuperStock, Inc.", as set forth in our Certificate of Incorporation as amended through the date hereof; (c) we are the lawful owner of the Collateral and have the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities; (d) other than liens and security interests in existence on the date hereof and Permitted Liens (as defined herein), we will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature; (e) we will at our own cost and expense maintain and keep the Collateral in good state of repair and will not waste or destroy the same or any part thereof; (f) we will at all times allow you or your representatives free access to and the right of inspection of the Collateral; (g) we will at our own cost and expense adequately insure the Collateral against customary risks and subject to commercially reasonable limitations and deductibles; (h) we will pay all taxes due with respect to the Collateral other than taxes being diligently contested in good faith by appropriate proceedings, provided adequate reserves with respect thereto are maintained on our books in conformity with GAAP; and
(i) we will not sell any Collateral, other than in the ordinary course of business, without your prior written consent which will not be unreasonably withheld or delayed. For the purposes of Section 3(i) hereof, you will be deemed to have consented to a proposed sale of Collateral if you have failed to respond to a written notice delivered in accordance with Section 10 below within ten
(10) business days after the notice is given. For purposes hereof, "Permitted Liens" means (a) liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP; (c) liens in favor of you; (d) liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP; provided, that, the lien shall have no effect on the priority of liens in your favor or the value of the assets in which you have a lien; (e) liens securing purchase money indebtedness to the extent such indebtedness is permitted by the Notes; and (f) liens and security interests granted to Cohanzick Credit Opportunities Master Fund, L.P., John L. Steffens, Gabriel Capital, L.P. and their respective successors and assigns.

      4. We shall be in default under this Agreement upon the happening of any of the following events or conditions, each such event or condition an "Event of Default" (a) we shall fail to pay when due or punctually perform any of the Obligations; (b) any covenant, warranty, representation or statement made or furnished to you or any other Lender by us or on our behalf was false in any material respect when made or furnished; (c) we shall breach any provision of this Agreement or any other document, instrument or agreement delivered to you or any other Lender in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, and such breach shall not have been cured during any applicable cure or grace period; (d) we shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property; (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against us; or (f) a "default" or "event of default" shall have occurred under the Notes, which shall not have been cured during any applicable cure or grace period.

      5. Upon the occurrence of any event of default and at any time thereafter, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of Florida, this Agreement and other applicable law. You will at all times have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire. Upon your request, we shall assemble the Collateral and make it available to you at a place designated by you. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on your records for us. Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and we shall be liable for any deficiency.

      6. If we default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to us, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

      7. We appoint you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in our behalf and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; to file financing statements against us covering the Collateral; to sign our name on public records; and to do all other things you deem necessary to carry out this Agreement. We hereby ratify and approve all acts of the attorney and neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

      8. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion. The Lenders' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. The Lenders shall have the right to enforce any one or more of the remedies available to the Lenders, successively, alternately or concurrently. We agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the Collateral.

      9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to the Lenders hereunder shall inure to the benefit of all successors and assigns of the Lenders. The term "you" as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of each of us and them. You and we hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and we agree not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any Florida court; provided, that nothing in this Agreement shall be deemed to preclude you from bringing suit or taking other legal action in any other jurisdiction. and (c) waive any objection you or we may have as to the bringing or maintaining of such action with any such court. We hereby waive personal service of process in any such action and agree that service of such process may be made by registered or certified mail addressed to us at the address set forth below.

             [The balance of this page is intentionally left blank.]

      10. All notices from one party hereto to the other shall be sufficiently given if mailed by registered or certified mail, postage prepaid, or delivery to a nationally recognized overnight delivery service for next Business Day delivery, to the addresses set forth below.

                                           SUPERSTOCK, INC.

                                           By:
                                             -----------------------------
                                           Name:  Thomas Butta
                                           Title:  Chief Executive Officer

                                           Address: 7660 Centurion Parkway
                                                    Jacksonville, FL  32256

                                           Dated as of October ___, 2005

         ACKNOWLEDGED:

         AHAB PARTNERS, L.P.



         By:
           ---------------------------------------------------
         Name:    Jonathan Gallen
         Title:   President, Ahab Capital Management, Inc.
                  Investment Advisor, Ahab International, Ltd.

         AHAB INTERNATIONAL, LTD.



         By:
           ---------------------------------------------------
         Name:  Jonathan Gallen
         Title:   Managing Member, Pequod LLC
                  General Partners, Ahab Partners, L.P.

                                   Schedule 1

1. Sublease for the premises located at 7660 Centurion Parkway, Jacksonville, FL 32256.

2. Lease for the premises located at 7660 Centurion Parkway, Jacksonville, FL 32256.

3.    Equipment Leases, if any.

                                    Exhibit 2